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Exhibit 10.20

                           INDEMNIFICATION AGREEMENT

      This Indemnification Agreement (the "Agreement") is made and entered into as March 1, 2000, by and between Alliance Bank, a California banking corporation (the "Bank"), and the person executing this Agreement as Indemnitee ("Indemnitee"), a director and/or officer of the Bank, with reference to the following:

      A. The Bank and the Indemnitee recognize that statutes, regulations, court opinions and the Bank's Articles of Incorporation and Bylaws are sometimes ambiguous and may not provide the Bank's directors and officers with clear guidance as to the legal risks and potential liability to which they may be exposed in performing their duties in good faith for the Bank;

      B. The Bank and the Indemnitee are aware of the substantial growth in the number of lawsuits filed against corporate officers and directors in connection with their activities in such capacities and by reason of their status as such;

      C. The Bank and Indemnitee recognize that the cost of defending against such lawsuits, whether or not meritorious, is often beyond the financial resources of directors and officers of the Bank;

      D. The Bank and Indemnitee recognize that the legal risks and potential liabilities, or the threat thereof, and the substantial time and expense incurred in defending against such lawsuits bear no reasonable relationship to the compensation received by the Bank's directors and officers, which tends to deter experienced and capable individuals from serving as Bank directors or officers;

      E. The Bank has obtained liability insurance to provide its directors and officers with some protection against the foregoing legal risks and potential liability, however, the terms of such liability insurance may be inadequate and thus it is in the best interests of the Bank and its shareholders to indemnify the Bank's directors and selected officers to the fullest extent permitted by law against personal liability for actions taken in the good faith performance of their duties to the Bank;

      F. Section 317 of the General Corporation Law of the State of California, requires indemnification of officers and directors (among others) of a California corporation by such corporation in certain circumstances, permits in its some circumstances, and prohibits it in other circumstances;

      G. Part 359 of the Federal Deposit Insurance Corporation regulations prohibit indemnification payments under certain circumstances;

      H. The parties hereto intend to indemnify Indemnitee to the fullest extent not prohibited by California law, Federal Deposit Insurance Corporation regulations or other applicable laws or regulations;


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      I. The Board of Directors of the Bank has determined, after duly considering this Agreement and investigating other options in lieu hereof, that this Agreement is reasonable and appropriate to promote the best interests of the Bank and its shareholders;

      J. This Agreement is intended to: (1) induce experienced and capable persons such as Indemnitee to serve as directors and/or officers of the Bank;
(2) encourage such persons to defend against suits and claims they consider unjustifiable in connection with the good faith performance of their duties to the Bank, with the knowledge that certain expenses, costs and liabilities incurred in their defense will be borne by the Bank and that they will receive the maximum protection legally available to them; and (3) with respect to directors, encourage them to exercise their best business judgment regarding matters which come before the Board of Directors without undue concern for the risk of claims against them on account thereof; and

      K. Indemnitee desire to continue to serve as an officer or director of the Bank, provided, and on the express condition, that he or she be furnished with the indemnity set forth herein.

      NOW, THEREFORE, based on the above and in consideration of the mutual agreements set forth below, the Bank and Indemnitee hereby agree as follows:

      1. Definitions. For the purposes of this Agreement, the following definitions will apply:

            (a) For the purposes of this Agreement, Indemnitee will be deemed to have been acting as an "Agent" if Indemnitee was acting in his or her capacity as a director of the Bank, member of a committee of the Board of Directors of the Bank, or officer or employee of the Bank or was serving as a director or nonsalaried officer of any other enterprise at the request of the Bank, whether or not Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

            (b) "Proceeding" includes any threatened, pending or completion action, suit or proceeding, whether brought in the name of the Bank or otherwise and whether of a civil, criminal or administrative or investigative nature, including, but not limited to, actions, suits or proceedings brought under and/or predicated upon the Securities Act 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts and/or any rule or regulation thereunder, to which Indemnitee may be or may have been a party or otherwise involved (other than plaintiff against the Bank), by reason of the fact that Indemnitee is or was an Agent of the Bank, or by reason of any action by Indemnitee or any inaction on his or her part while acting as such Agent.

            (c) "Expenses" includes, without limitation, expenses of investigations, judicial or administrative proceedings or appeals, court costs, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under law or Paragraph 7 of this Agreement. "Expenses" does not include the amount of any judgment, fines or penalties actually levied against Indemnitee or amounts paid in settlement of a proceeding by or on behalf of Indemnitee.

            (d) "Other enterprise" includes employee benefit plans; "fines" includes any excise tax assessed with respect to any employee benefit plan; "serving at the request of the Bank" includes any service as a director of the Bank which imposes duties on, or involves services by, such director with respect to an employee benefit plan, its participants, or beneficiaries; and a person who act in good faith and in a manner he or she reasonably believes to be in the interest of the participants and


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beneficiaries of an employee benefit plan will be deemed to have acted in a manner "not opposed to the best interests of the Bank" as referred to in this Agreement.

            (e) "Applicable Standard" means that a person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Bank; except that in a criminal proceeding, such person must also have had no reasonable cause to believe that such person's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create any presumption, or establish, that the person did not meet the "Applicable Standard."

      2. Agreement to Serve. Indemnitee agrees to serve or continue to serve as a director and/or officer of the Bank at the will of the Bank or under separate contract, as the case may be, for as long as he or she is duly elected or appointed, until such time as Indemnitee tenders his or her resignation in writing, or his or her directorship or employment is otherwise terminated as permitted by law.

      3. Indemnity in Third Party Proceedings. The Bank will indemnify Indemnitee if Indemnitee is made a party to, or threatened to be made a party to, or otherwise involved in, any Proceeding (other than a Proceeding by or in the right of the Bank to procure a judgement in its favor) by reason of the fact that Indemnitee is or was an Agent of the Bank. This indemnity will apply, and be limited, to and against all Expenses, judgments, fines, penalties, settlements, and other amounts actually and reasonably incurred by Indemnitee in connection with the defense or settlement of the Proceeding, as long as it is determined pursuant to Paragraph 7 of this Agreement or by the court before which such action was brought that Indemnitee met the Applicable Standard.

      4. Indemnity in Proceedings By or In the Name of the Bank. The Bank will indemnify Indemnitee if Indemnitee is made a party to, or threatened to be made a party to, or otherwise involved in, any Proceeding by or in the right of the Bank to procure a judgment in its favor by reason of the fact that Indemnitee is or was an Agent of the Bank. This indemnity will apply, and be limited, to and against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if: (a) Indemnitee met the Applicable Standard (except that the Indemnitee's belief regarding the best interests of the Bank need not have been reasonable); (b) Indemnitee acted with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances; (c) the action is not settled or otherwise disposed of without court approval. No indemnification will be made under this Section 4 with respect to any Proceeding or issue as to which Indemnitee has been adjudged to be liable to the Bank in the performance of Indemnitee's duty of the Bank, unless, and only to the extent that, the court in which such Proceeding is or was pending determines upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for the Expenses which such court determines.

      5. Indemnity in Administrative Proceedings. The Bank will indemnify Indemnitee if Indemnitee is made a party to, or threatened to be made a party to, or otherwise involved in, any administrative Proceeding or civil action initiated by any federal banking agency. This indemnity will apply, and be limited, to and against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if: (a) The Bank's board of directors, in good faith determines in writing after due investigation and consideration that Indemnitee acted in good faith and in a manner Indemnitee believed to be in the Bank's best interests; and (b) the


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Banks' board of directors determines, in writing, after due investigation and consideration that the payment of such expenses will not materially adversely affect the Bank's safety and soundness.

      6. Expenses of Successful Indemnitee. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is successful on the merits in defense of any Proceeding or any claim, issue or matter therein, including the dismissal of an action or portion thereof without prejudice, Indemnitee will be indemnified against all Expenses actually and reasonably incurred in connection therewith.

      7. Advances of Expenses. Expenses incurred by Indemnitee in any Proceeding will be advanced by the Bank prior to the final disposition of such proceeding upon Indemnitee's written request, but only if Indemnitee undertakes to repay such advances unless and to the extent that it is ultimately determined that Indemnitee is entitled to indemnification. Any advance required hereunder will be deemed that Indemnitee is entitled to indemnification. Any advance required hereunder will be deemed to have been approved by the Board of Directors of the Bank to the extent this Agreement was so approved. In determining whether or not to make an advance hereunder, Indemnitee's ability to repay will not be a factor. However, in a proceeding brought by the Bank directly in its own right (as distinguished from an action brought derivatively or by any receiver or trustee), the Bank will have discretion whether or not to make the advances called for hereby if independent legal counsel advises in writing that the Bank has probable cause to believe, and the Bank does believe, that Indemnitee did not act in good faith with regard to the subject matter of the proceeding or a material portion thereof.

      8. Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification or advance under Paragraphs 6 or 7 hereof will be made no later than 45 days after receipt of Indemnitee's written request in accordance with Paragraph 11 hereof. In all other cases, indemnification will be made by the Bank only if authorized in the specific case, upon a determination that indemnification is proper under the circumstances and the terms of this Agreement by:

            (a) A majority of a quorum of the Board of Directors (or a duly constituted committee thereof), consisting of directors who are not parties of such proceeding;

            (b) The Bank's shareholders, with shares beneficially owned by Indemnitee not being entitled to vote thereon;

            (c) The court in which such proceeding is or was pending, upon application by the Bank, Indemnitee or any person rendering services in connection with Indemnitee's defense, whether or not the Bank opposes such application; or

            (d) To the extent permitted by law, independent legal counsel in a written opinion.

      The right to indemnification or advances provided by this Agreement may be enforced by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification or advances are not appropriate will be on the Bank. Neither the failure of the Bank (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because Indemnitee has met the Applicable Standard, not an actual determination by the Bank (including its Board of Directors or independent legal counsel) that Indemnitee has not met the Applicable Standard, will be


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a defense to the action or create a presumption that Indemnitee ha snot met the
Applicable Standard. Expenses incurred in connection with successfully establishing Indemnitee's right to indemnification or advances, in whole or in part, in any such Proceeding will also be indemnified by the Bank provided, however, that if Indemnitee is only partially successful, only an equitably allocated portion of such Expenses will be indemnified.

      If Indemnitee is entitled under any provision of this Agreement or law to indemnification by the Bank for some or a portion of the Expenses, judgments, fines or penalties actually and reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any Proceeding, but not for the total amount thereof, the Bank will nevertheless indemnify Indemnitee for the portion (determined on an equitable basis) of such Expenses, judgments, fines or penalties to which Indemnitee is entitled.

      Bank's obligations to advance or indemnify hereunder will be deemed satisfied to the extent of any payments made by an insurer on behalf of Bank or Indemnitee.

      9. Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement will not be exclusive of any other rights to which Indemnitee may be entitled under the Bank's Articles of Incorporation or Bylaws, any agreement, any vote of shareholders or disinterested directors, relevant California or federal law or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. Indemnification under this Agreement will continue even though Indemnitee may have ceased to be a director or officer, and will inure to the benefit of the heirs and personal representatives of Indemnitee.

      10. Limitations. The Bank will not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee:

            (a) For which payment is actually made to Indemnitee under a valid and collectible insurance policy, except with respect to any excess beyond the amount of payment under such insurance;

            (b) For which Indemnitee is indemnified by the Bank otherwise than pursuant to this Agreement;

            (c) Based upon or attributable to Indemnitee's gaining in fact any personal profit or advantage to which Indemnitee was not legally entitled;

            (d) For an accounting of profits made from the purchase or sale by Indemnitee of securities of the Bank within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law;

            (e) Brought about or contributed to by the active and deliberate dishonesty of Indemnitee; however, notwithstanding the foregoing, Indemnitee will be protected to the extent otherwise provided under this Agreement as to any claims upon which suit may be brought by reason of any alleged dishonesty on Indemnitee's part unless a judgment or other final adjudication thereof adverse to Indemnitee establishes that he or she committed acts of active and deliberate dishonesty, with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated;


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            (f) For omissions or acts committed in bad faith or which involve intentional misconduct or a knowing and culpable violation of law;

            (g) For omissions or acts that Indemnitee believed at the time of the action to be contrary to, or inconsistent with, the best interests of both the Bank and its shareholders or that involved an absence of good faith on the part of Indemnitee;

            (h) For any transaction from which Indemnitee derived an improper personal economic benefit in a capacity other than as a shareholder of the Bank;

            (i) For expenses, penalties, or other payments incurred in an administrative proceeding or action institute by an appropriate bank regulatory agency which results in a final order removing Indemnitee from his or her office, prohibiting Indemnitee from participating in the conduct of the Bank's affairs, assessing civil money penalties or requiring affirmative action by Indemnitee in the form of payments to the Bank;

            (j) For acts or omissions that show a reckless disregard for Indemnitee's duty to the Bank or its shareholders in circumstances in which Indemnitee was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Bank or its shareholders; or

            (k) For acts or omissions that constitute an unexercised pattern of inattention that amounts to an abdication of Indemnitee's duty to the Bank or its shareholders.

            (l) If such payment is otherwise prohibited by any governmental agency charged with supervision and regulation of the Bank.

      11. Savings Clause. If this Agreement or any portion hereof is invalidated on any ground by a court of competent jurisdiction or is materially affected by any future change in statutory or regulatory law, then the Bank will nevertheless indemnify Indemnitee as to Expenses, judgments, fines and penalties with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement or by any other applicable law.

      12. Notices. As a condition precedent to Indemnitee's right to be indemnified under this Agreement, Indemnitee must give the Bank written notice within 30 days after Indemnitee becomes aware of any claim made against him or her for which he or she believes, or should reasonably believe, that indemnification will or could be sought under this Agreement. Notice to the Bank will be directed to the Bank's main office, Attention: President (or such other address as the Bank designates in writing to Indemnitee). Failure to so notify Bank will not relieve Bank of any liability which it may have to Indemnitee otherwise than under this Agreement.

      All notices, requests, demands and other communications (collectively "notices") provided for under this Agreement will be in writing (including communications by telephone, telex or telecommunication facilities providing facsimile transmission) and mailed (postage prepaid and return receipt requested), telegraphed, telexed, transmitted or personally served to each party at the address set forth at the end of this Agreement or at such other address as any party affected may designate in a written notice to the other party in compliance with this section. Such notices will be effective upon the earliest of (a) actual receipt; (b) three business days after having been deposited in the mail, properly addressed notice, or (c) 24 hours after electronic transmission.


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      No Expenses for which indemnity is sought hereunder may be incurred without the Bank's consent, which consent will not be unreasonably withheld.

      13. Choice of Law. This Agreement is to be interpreted and enforced in accordance with the laws of the State of California, including applicable statutes of limitation and other procedural statutes.

      14. Attorneys' Fees. If any legal action is necessary to enforce the terms of this Agreement, the prevailing party will be entitled to recover, in addition to the other amounts to which such party may be entitled, actual attorneys' fees and court costs as may be awarded by the court.

      15. Entire Agreement. Except as provided in Section 8 hereof, this Agreement represents and contains the entire agreement and understanding between and among the parties, and all previous statements or understandings, whether express or implied, oral or written, relating to the subject matter hereof are fully and completely extinguished and superseded by this Agreement.

      16. Amendments. Provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only by the written consent of all parties.

      17. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any right or remedies under or by reason of this Agreement to any persons other than the parties to it and their respective successors and assigns (including an estate of Indemnitee), nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party hereto. Furthermore, no provision of this Agreement will give any third persons any right of subrogation or action against any party hereto.

      18. Severability. If any portion of this Agreement is deemed by a court of competent jurisdiction to be unenforceable, the remaining portions will be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms will be provide for the consummation of the transaction contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

      19. Successor and Assigns. This Agreement will be binding upon, and inure to the benefit of, the parties and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties, may not be assigned or delegated by Indemnitee without the Bank's prior written consent.

      20. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

BANK                             INDEMNITEE


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Alliance Bank,
A California Banking Corporation            ------------------------------------
                                            Print Name

By:
    -----------------------------           ------------------------------------
                                            Signature

Its:
     ---------------------------            Address:
Address:                                    33210 Helen Place
100 Corporate Pointe                        Rancho Palos Verdes, CA 90275
Culver City, CA 90230


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